Exhibit 5.3

London
Freshfields LLP
100 Bishopsgate
London EC2P 2SR
T +44 20 7936 4000 (Switchboard)
+44 20 7832 7022 (Direct)
F +44 20 7108 7022
LDE No 23
E peter.allen@freshfields.com
www.freshfields.com

Aon Global Holdings plc

The Aon Centre

The Leadenhall Building

122 Leadenhall Street

London, EC3V 4AN

Aon Global Limited

The Aon Centre

The Leadenhall Building

122 Leadenhall Street

London, EC3V 4AN

2 July 2026

Registration Statement on Form S-3

Introduction

1. In connection with the new automatic shelf registration statement or an amendment thereto on Form S-3 (the Registration Statement) of Aon Corporation, a Delaware corporation, Aon North America, Inc., a Delaware corporation (ANA), Aon plc, an Irish public limited company (Aon plc), Aon Global Limited, a private limited company incorporated under the laws of England and Wales (AGL) (which will act as guarantor only), and Aon Global Holdings plc, a public limited company incorporated under the laws of England and Wales (AGH, and, together with Aon Corporation, ANA, Aon plc and AGL, the Registrants), under the United States Securities Act of 1933, as amended (the Securities Act), we have been requested to render our opinion on certain matters in connection with the Registration Statement. The Registration Statement relates to the registration under the Securities Act by the Registrants of the issuance and sale of an indeterminate number of the following: (i) debt securities or co-issued debt securities of Aon plc, (ii) debt securities or co-issued debt securities of AGH, (iii) debt securities or co-issued debt securities of Aon Corporation, (iv) debt securities or co-issued debt securities of ANA (each of the foregoing issued or co-issued debt securities, which may consist of notes, debentures and/or other evidences of indebtedness, (the Debt Securities), (v) guarantees of the Debt Securities (the Guarantees) and (vi) preference shares and class A ordinary shares in the capital of Aon plc and (vii) share purchase contracts, which may include prepaid share purchase contracts, and share purchase units.

2. We are acting as English legal advisers to AGH and AGL, for the purposes of giving this opinion in connection with AGH and AGL’s filing (together with the other named Registrants) on the date hereof, of the Registration Statement under the Securities Act with the U.S. Securities and Exchange Commission (Commission). In so acting, we have examined the following documents:

(a)	the Registration Statement;

(b)	a copy of the current Articles of Association of AGH as at 2 July 2026;

(c)

a copy of AGH’s Certificate of Incorporation dated 16 September 2014, issued by the Registrar of Companies of England and Wales, together with a copy of AGH’s Certificate of Incorporation on re-registration of a private limited company as a public limited company dated 29 April 2020 ((b) and (c) together the AGH Constitutional Documents);

(d)	a copy of the current Articles of Association of AGL as at 2 July 2026;

(e)

a copy of AGL’s Certificate of Incorporation dated 8 December 2011, issued by the Registrar of Companies of England and Wales, together with copies of AGL’s Certificate of Incorporation on change of name dated 23 December 2011, Certificate of Incorporation on change of name and registration of a private company as a public company dated 30 March 2012 and Certificate of Incorporation on change of name and registration of a public company as a private company dated 15 July 2020 ((d) and (e) together the AGL Constitutional Documents and, together with the AGH Constitutional Documents, the Constitutional Documents);

(f)	the following indenture or forms of indenture:

(i)

an indenture, to be filed with the Commission as an exhibit to the Registration Statement, entered into or to be entered into among Aon plc, as issuer or co-issuer, any of AGH, Aon Corporation or ANA, as co-issuer, and AGH, AGL, Aon Corporation and/or ANA, to the extent not acting as co-issuer, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented, from time to time, by one or more, duly authorised, executed and lawful supplemental indenture(s), the Aon plc Indenture);

(ii)

an indenture, to be filed with the Commission as an exhibit to the Registration Statement, entered into or to be entered into among AGH, as issuer or co-issuer, any of Aon plc, Aon Corporation or ANA, as co-issuer, and Aon plc, AGL, Aon Corporation and/or ANA, to the extent not acting as co-issuer, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented, from time to time, by one or more, duly authorised, executed and lawful supplemental indenture(s), the AGH Indenture);

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(iii)

an amended and restated indenture, to be filed with the Commission as an exhibit to the Registration Statement, entered into or to be entered into among Aon Corporation, as issuer or co-issuer, any of Aon plc, AGH or ANA, as co-issuer, and Aon plc, AGL, AGH and/or ANA, to the extent not acting as co-issuer, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented, from time to time, by one or more, duly authorised, executed and lawful supplemental indenture(s), the Aon Corporation Indenture);

(iv)

an indenture, to be filed with the Commission as an exhibit to the Registration Statement, entered into or to be entered into among ANA, as issuer or co-issuer, any of Aon plc, AGH or Aon Corporation, as co-issuer, and Aon plc, AGL, AGH and/or Aon Corporation, to the extent not acting as co-issuer, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (as supplemented, from time to time, by one or more, duly authorised, executed and lawful supplemental indenture(s), the ANA Indenture and, together with the Aon plc Indenture, the AGH Indenture and the Aon Corporation Indenture, the Indentures, and together with the Guarantees, the Documents);

(g)

searches carried out on 2 July 2026 with respect to each of AGH and AGL (carried out by us or GlobalX on our behalf) of the public documents of AGH and AGL kept at Companies House in Cardiff (the Company Searches);

(h)	a winding up enquiry of the Central Registry of Winding up Petitions (carried out by us or by GlobalX on our behalf) on 2 July 2026 with respect to each of AGH and AGL (the Winding-up Enquiry);

(i)	a certificate issued to us by the Company Secretary of AGH dated 2 July 2026 (the AGH Secretary’s Certificate);

(j)	a certificate issued to us by the Company Secretary of AGL dated 2 July 2026 (the AGL Secretary’s Certificate and together with the AGH Secretary’s Certificate, the Secretaries’ Certificates);

(k)

written resolutions of the board of directors of AGH approved on 30 June 2026, as evidenced by the written resolutions included in the AGH Secretary’s Certificate, authorising the execution and delivery of and performance of obligations under the Documents, the filing of the Registration Statement and the execution and delivery of and performance of obligations under, when issued, the Debt Securities and the Guarantees; and

(l)

written resolutions of the board of directors of AGL approved on 30 June 2026, as evidenced by the written resolutions included in the AGL Secretary’s Certificate, authorising the execution and delivery of and performance of obligations under the Documents and the filing of the Registration Statement and the execution and delivery of and performance of obligations under, when issued, the Guarantees, and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.

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3. This opinion is confined to matters of English law (including case law) as at the date of this opinion and is governed by and should be construed in accordance with English law. By giving this opinion, we do not assume any obligation to notify you of future changes in law which may affect the opinions expressed in this opinion or otherwise to update this opinion in any respect. Accordingly, we express no opinion herein with regard to any system of law other than the laws of England as currently applied by the English courts. We express no opinion as to whether or not a foreign court (applying its own conflict rules) will act in accordance with the parties’ agreement as to jurisdiction and/or choice of law or uphold the terms of the Documents or the Debt Securities. A reference in this opinion to any law or statutory provision is to it as amended at the date of this opinion.

4. We express no opinion herein in respect of the tax treatment of the Registration Statement or the Documents or the transactions contemplated by the Registration Statement or the Documents, and you have not relied on any advice from us herein in relation to the tax implications of such matters, for you or any other person, whether in the United Kingdom (the UK) or in any other jurisdiction, or the suitability of any tax provisions in the Registration Statement or the Documents.

5. To the extent that the laws of the United States, the laws of the State of New York or the Delaware General Corporation Law may be relevant, our opinion is subject to the effect of such laws including the matters contained in the opinion of Sidley Austin LLP and to the extent that the laws of the Ireland may be relevant, our opinion is subject to the effect of such laws including the matters contained in the opinion of Matheson. We express no views on the validity of the matters set out in such opinions.

Assumptions

6. In considering the above documents and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a)

Authenticity: (A) the genuineness of all signatures, (B) that a signatory has personally signed the Document either (i) by hand (a wet ink signatory); or (ii) by adding an image or their signature to an electronic version of the Document; or (iii) by adding their signature to an electronic version of the Document on an approved web-based electronic signing platform (e-platform) contemplated by the parties; or (iv) by using a mouse, finger, stylus or similar to sign their name in an electronic version of the Document on a touchscreen device such as an iPad (each signature referred to in (ii) to (iv) an e-signature, and each signatory referred to in (ii) to (iv) an e-signatory), and (C) the genuineness of all stamps and seals on, and the authenticity, accuracy and completeness of, all documents submitted to us (whether as originals or copies);

(b)	Copies: the conformity to originals of all documents supplied to us as photocopies, portable document format (PDF) copies, facsimile copies or e-mail conformed copies;

(c)

Witnessing: that where a document has been witnessed, each witness has personally witnessed the signature of that document by the person whose signature they are witnessing and has applied their own witness signature or authorised their witness signature to be appended to the final text or any electronic version of the final text of the document only after doing so;

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(d)

Virtual Signings: that the parties have complied with the procedures for counterpart signature and delivery of the Documents contemplated by the parties and their legal advisers and that the parties have validly authorised the attachment of their respective signature pages to the final texts of the Documents;

(e)

Confirmation by Counsel: in any case where a party’s counsel has attached and released the signature pages of that party’s counterparts of the Documents, that such counsel had all necessary authority from that party to do so;

(f)	Drafts: that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed and delivered in the form of that draft or specimen;

(g)	Secretaries’ Certificates: that each of the statements contained in the Secretaries’ Certificates is true and correct as at the date hereof;

(h)

Written Resolutions of AGL: that the written resolutions approved by AGL on 2 July 2026, as evidenced by the written resolutions included in the AGL Secretary’s Certificate, were properly passed, that all provisions contained in the Companies Act 2006 and the Articles of Association of AGL relating to the disclosure of directors’ interests and the power of interested directors to vote were duly observed, and that such resolutions have not been amended, modified or revoked and are in full force and effect; the directors of AGL having any interest in any of the matters duly disclosed their interest therein and were entitled to approve the written resolutions; and such resolutions remain in full force and effect without modification;

(i)

Written Resolutions of AGH: that the written resolutions approved by AGH on 2 July 2026, as evidenced by the written resolutions included in the AGH Secretary’s Certificate, were properly passed, that all provisions contained in the Companies Act 2006 and the Articles of Association of AGH relating to the disclosure of directors’ interests and the power of interested directors to vote were duly observed, and that such resolutions have not been amended, modified or revoked and are in full force and effect; the directors of AGH having any interest in any of the matters duly disclosed their interest therein and were entitled to approve the written resolutions; and such resolutions remain in full force and effect without modification;

(j)

Other Parties’ Corporate Capacity/Approval: that each of the parties to the Documents (other than AGH and AGL) has the necessary capacity and corporate power to execute, deliver and perform its obligations under the Documents, and that the Documents have been duly authorised and executed and delivered by each of the parties thereto in accordance with all applicable laws (other than in the case of AGH and AGL, the laws of England) in the form filed as an exhibit to the Registration Statement;

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(k)

Corporate Authorisation: that the Debt Securities of a particular issuance will, upon issue, be duly authorised, executed, issued, authenticated and delivered by AGH and/or AGL and will be offered and sold in accordance with the provisions of the relevant Documents and as described in the Registration Statement and there will be no provision in any supplement relating to the Debt Securities, the Guarantees or any other document which would affect the content of this opinion;

(l)

Validity under other laws: that the Documents and, when issued, the Debt Securities constitute legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws including the laws of the United States and the laws of the State of New York by which they are expressed to be governed (other than in the case of AGH and AGL, the laws of England); that satisfactory evidence of the laws of the United States and the State of New York, which is required to be pleaded and proved as a fact in any proceedings before the English Courts, could be so pleaded and proved; and that insofar as the laws and regulations of any other jurisdiction may be relevant to (i) the obligations or rights of any of the parties under the Documents, or (ii) any of the transactions contemplated by the Documents, such laws and regulations do not prohibit, and are not inconsistent with, the entering into and performance of any such obligations, rights or transactions;

(m)

Filings under other laws: that all consents, licences, approvals, notices, filings, recordations, publications and registrations which are necessary under any applicable laws (other than, in the case of AGH and AGL, the laws of England) in order to permit the execution, delivery or performance of the Documents or to perfect, protect or preserve any of the interests created by the Documents, have been made or obtained, or will be made or obtained within the period permitted or required by such laws or regulations;

(n)

No Amendments: that the Documents have not been amended, terminated, rescinded or varied, that there has been no breach of any of its provisions by any of the parties thereto which would affect the opinions expressed in this opinion, and that the Documents are not affected in any way by any relevant provisions of any other document or agreement or any course of dealings between the parties thereto;

(o)

Unknown Facts: that there are no facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents we have reviewed or which have not been disclosed to us that may affect the validity or enforceability of the Documents or any obligation therein or otherwise affect the opinions expressed in this opinion;

(p)	Arm’s Length Terms: that the Documents have been entered into for bona fide commercial reasons and on arm’s length terms by each of the parties thereto;

(q)

Directors’ Duties: that the directors of each of AGL and AGH in authorising the filing of the Registration Statement and the execution and delivery of and performance of obligations under the Documents and, when issued, the Guarantees, and, in the case of AGH, the Debt Securities, have exercised their powers in accordance with their duties under all applicable laws and the Constitutional Documents, as applicable, in force at the applicable time;

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(r)

Prohibition on offers to the public: that none of the Debt Securities will be offered to the public in the UK contrary to Regulation 12 of the Public Offers and Admissions to Trading Regulations 2024/105 (the POATRs) except in circumstances where an exception (or a combination of exceptions) applies to the prohibition on public offers of relevant securities pursuant to Part 1 of Schedule 1 to the POATRs;

(s)

Authorisation under FSMA: that each person dealing with AGH and/or AGL in connection with the Debt Securities and Guarantees which is carrying on, or purporting to carry on, a regulated activity (within the meaning of section 19 of the Financial Services and Markets Act 2000 (FSMA)) is an authorised person or an exempt person for the purposes of the FSMA;

(t)

FSMA (Financial promotion): that the Registration Statement (including such document in draft and preliminary form) and any other invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of the Debt Securities and Guarantees has only been and will only be communicated or caused to be communicated in circumstances in which section 21(1) of the FSMA does not apply to AGH and/or AGL;

(u)

Company Searches: that the information revealed by the Company Searches: (i) was accurate in all respects and has not since the time of such search been altered; and (ii) was complete, and included all relevant information which had been properly submitted to the Registrar of Companies;

(v)	Winding up Enquiry: that the information revealed by our Winding-up Enquiry was accurate in all respects and has not since the time of such enquiry been altered;

(w)	Representations: that the terms of the Documents have been and will be observed and performed by the parties thereto;

(x)

Financial crime, national security and investment, antitrust and criminal cartel, sanctions, pensions and human rights etc: that the parties to the Documents and all persons representing them have complied (and will continue to comply) with all applicable anti-terrorism, national security and investment laws, anti-corruption, anti-money laundering, anti-tax evasion, other financial crime, civil or criminal antitrust, cartel, competition, public procurement, state aid, subsidy control, sanctions, pensions and human rights laws and regulations which may affect them, the transactions contemplated by the Documents, and that performance and enforcement of them, the transactions contemplated by the Documents is, and will continue to be, consistent with all such laws and regulations;

(y)

Bad Faith, Fraud, Duress: the absence of bad faith, breach of duty, breach of trust, fraud, coercion, duress or undue influence on the part of any of the parties to the Documents and their respective directors, employees, agents and advisers (excepting ourselves); and

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(z)	No issuance as a private limited company: that AGL will not issue any Debt Securities until or unless it re-registers as a public limited company prior to such issuance.

Opinion

7. On the basis of and subject to the foregoing and the matters set out in paragraphs 8 and 9 below and any matters not disclosed to us, and having regard to such considerations of English law in force as at the date of this letter as we consider relevant, we are of the opinion that:

(a)

Corporate Existence: AGH has been duly incorporated in the UK and registered in England and Wales as a public limited company and AGL has been duly incorporated in the UK and registered in England and Wales as a private limited company;

(b)

Corporate Power: (i) AGL has the requisite corporate power and capacity to enter into, deliver and perform its obligations under the Documents and, when issued, the Guarantees in accordance with the terms of the Documents and (ii) AGH has the requisite corporate power and capacity to enter into, deliver and perform its obligations under the Documents and, when issued, the Debt Securities and the Guarantees in accordance with the terms of the Documents and the Debt Securities under the Indentures;

(c)

Corporate Authority: (i) AGL has taken the steps required under English law and the AGL Constitutional Documents to authorise AGL to enter into and perform its obligations under the Documents and, when issued, the Guarantees in accordance with the terms of the Documents and (ii) AGH has taken the steps required under English law and the AGH Constitutional Documents to authorise AGH to enter into and perform its obligations under the Documents and, when issued, the Debt Securities and the Guarantees in accordance with the terms of the Documents and the Debt Securities under the Indentures;

(d)

No Violation: the execution and delivery of the Documents and, in the case of AGH, the Debt Securities and the performance of AGH’s and AGL’s obligations thereunder (in accordance with the terms of the relevant Document or Debt Securities, as applicable) have been respectively duly authorised by all necessary corporate action on the part of AGH and AGL and do not and will not of themselves result in any violation by AGH or AGL of any term of their respective Constitutional Documents or of any law or regulation having the force of law in England and applicable to AGH or AGL as to performance.

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Qualifications

8. Our opinion is subject to the following qualifications:

(a)	Company Searches: the Company Searches are not capable of revealing conclusively whether or not:

(i)	a winding-up order has been made or a resolution passed for the winding-up of a company; or

(ii)	an administration order has been made; or

(iii)	a receiver, administrative receiver, administrator or liquidator has been appointed; or

(iv)	a court order has been made under the Cross-Border Insolvency Regulations 2006,

since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public records of the relevant company immediately.

In addition, the Company Searches are not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 has been filed with the court;

(b)

Winding up Enquiry: the Winding-up Enquiry relates only to the presentation of: (i) a petition for the making of a winding-up order or the making of a winding-up order by the court, (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order, (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London, and (iv) a notice of a moratorium under Part A1 of the Insolvency Act 1986. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention, notice of appointment or notice of a moratorium has been presented or winding-up or administration order granted, because:

(i)	details of a winding-up petition or application for an administration order may not have been entered on the records of the Central Registry of Winding-up Petitions immediately;

(ii)

in the case of (A) an application for the making of an administration order; (B) the filing of a notice of intention to appoint an administrator; (C) the filing of a notice of appointment of an administrator; or (D) the filing of a notice of a moratorium, if such application is made to, order made by or notice filed with, a court other than the High Court of Justice in London, no record of such application, order or notice will be kept by the Central Registry of Winding-up Petitions;

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(iii)

a winding-up order or administration order may be made before the relevant petition or application has been entered on the records of the Central Registry, and the making of such order may not have been entered on the records immediately;

(iv)

details of a notice of intention to appoint an administrator or a notice of appointment of an administrator under paragraphs 14 and 22 of Schedule B1 of the Insolvency Act 1986 may not be entered on the records immediately (or, in the case of a notice of intention to appoint, at all); and

(v)	with regard to winding-up petitions, the Central Registry of Winding-up Petitions may not have records of winding-up petitions issued prior to 1994;

(c)

Foreign Courts: no opinion is given as to whether or not the chosen court will take jurisdiction (applying its own conflict rules), or act in accordance with the parties’ agreement as to choice of law or whether the English courts would grant a stay of any proceedings commenced in England, or whether the English courts would grant any ancillary relief in relation to proceedings commenced in a foreign court;

(d)

Financial Limitations: no opinion is given as to the compliance or otherwise with: (i) the financial limitations on borrowings or covenants by each of AGH and AGL contained in the relevant Constitutional Documents; or (ii) the limitations on the maximum aggregate principal amount of the Debt Securities which may be issued by the relevant issuer or co-issuer(s) and irrevocably guaranteed by the entities not acting as issuer or co-issuer as contemplated by the Registration Statement; and

(e)

Insolvency: this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, moratorium, reorganisation, liquidation or analogous circumstances and other similar laws of general application relating to or affecting generally the enforcement of creditor’s rights and remedies from time to time.

Observations

9. Factual Statements: It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of fact about foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law after the date of this opinion.

10. Pensions: In giving this opinion, we have not considered whether the transactions contemplated by the Documents (including the issuance of Debt Securities) might constitute a criminal offence or otherwise attract criminal liability under the amendments made by the UK Pension Schemes Act 2021 to the UK Pensions Act 2004.

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11. National Security & Investment Act 2021: We have not considered whether the transactions contemplated by the Documents (including the issuance of the Debt Securities) comply with the National Security & Investment Act 2021, nor whether any filings, clearances, notifications or disclosures are required or advisable under such law.

Benefit of Opinion

12. This opinion is addressed to you solely for your own benefit for the purposes of the Registration Statement to be filed under the Securities Act and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by you for any other purpose. Your reliance on the matters addressed in this opinion letter is on the basis that any associated recourse is against the firm’s assets only and not against the personal assets of any individual partner. The firm’s assets for this purpose consist of all assets of the firm’s business, including any right of indemnity of the firm or its partners under the firm’s professional indemnity insurance policies, but excluding any right to seek contribution or indemnity from or against any partner of the firm or person working for the firm or similar right. The restrictions in the previous sentences apply to any claim, whether in contract, tort (including negligence) for breach of statutory duty, or otherwise, but they do not apply in the case of our wilful misconduct or fraud or where and to the extent prohibited by applicable law and regulation (including without limitation, the rules of professional responsibility governing the practice of law).

Having requested production of this opinion and in order to rely on its contents, you agree to be bound by its terms.

We consent to the filing of this opinion as an Exhibit 5.3 to the Registration Statement to be filed by the Registrants on the date hereof and to the reference to our firm under the heading “Validity of securities” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

Yours faithfully /s/ Freshfields LLP Freshfields LLP

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